Exhibit 32
JetBlue Airways Corporation
SECTION 1350 CERTIFICATIONS
In connection with the Quarterly Report of JetBlue Airways Corporation on Form 10-Q for the quarterly period ended June 30, 2011, as filed with the Securities and Exchange Commission on August 3, 2011 (the “Report”), the undersigned, in the capacities and on the dates indicated below, each hereby certify pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)) and the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of JetBlue Airways Corporation.

Date: August 3, 2011	By:	/s/ DAVID BARGER
Chief Executive Officer

Date: August 3, 2011	By:	/s/ EDWARD BARNES
Executive Vice President and Chief
Financial Officer